EXHIBIT 10.10

STATE OF SOUTH CAROLINA    )
                           )        CONTRACT OF SALE AND PURCHASE
COUNTY OF GREENVILLE       )

         THIS CONTRACT OF SALE AND PURCHASE (hereinafter referred to as the "Agreement") is made and entered into as of the date this Agreement is executed by both the hereinbelow defined Seller and Purchaser and an executed original thereof is delivered to Purchaser (the "Effective Date") by and among Church at Hampton, LLC c/o Charles B. Stone, (hereinafter referred to as "Seller") and First South Bank and/or assigns (hereinafter referred to as "Purchaser").

                                   WITNESSETH:

         In consideration of the mutual covenants and agreements set forth below to be kept and performed, the hereinbelow defined Earnest Money, and other good and valuable consideration passing between the parties, the receipt and sufficiency of which is hereby acknowledged, the parties covenant and agree that Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, the Property described below for the price and upon the terms and conditions specified herein:

     1. THE PROPERTY. Seller agrees to grant, sell, convey, assign, transfer and deliver to Purchaser and Purchaser agrees to purchase, acquire and take from
Seller:

     (a) The property containing approximately 0.907 acres commonly known as tax map # 0188010901201 located at 1680 North Church Street in Greenville, South Carolina, being more particularly described on EXHIBIT A attached hereto and incorporated herein by reference (the "Land"); and

     (b) All improvements situated upon and to the Land including, but not limited to, a two story brick building containing 7650 square feet to be determined by final as-built drawings completed and delivered to the purchaser within ten (10) business days from the execution of this agreement (the "Building") located on the above described land; and

     (c) All personal property (the "Personal Property") situated upon the land (including, without limitation, fixtures to the Building; and

     (d) Together with all easements and rights-of-way (including, without limitation, for parking, ingress, egress and access), hereditaments and appurtenances thereunto belonging or in any way appertaining to the Land.

         All of the property and rights described in (a), (b), (c) and (d) above are hereinafter collectively referred to as the "Property".

2. EARNEST MONEY. Within Five (5) business day after Purchaser's receipt of a fully executed original of the Agreement from Seller, Purchaser shall deliver to


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NAI Earle Furman,  LLC, as escrow agent  hereunder  (hereinafter  referred to as
"Escrow Agent"), an earnest money deposit (hereinafter referred to as the "Earnest Money") in the amount of Ten Thousand and No/100 Dollars ($10,000.00), payable to the order of Escrow Agent.

         Escrow Agent agrees to hold and disburse the Earnest Money in a trust account in accordance with the terms of this Agreement. All Earnest Money shall be applied toward the Purchase Price at Closing (as each capitalized term is hereinafter defined).

     3. ESCROW AGENT. The Earnest Money shall be held by the Escrow Agent until the Closing Date or sooner termination of this Agreement and Escrow Agent shall pay over the interest or income earned thereon, if any, to the party entitled to the Earnest Money and the party receiving such interest or income shall pay any income taxes due thereon. In the event the Closing shall occur in accordance with the provisions of this Agreement, then, Escrow Agent shall deliver the Earnest Money to the settlement agent disbursing funds at Closing. If, for any reason, the Closing does not occur pursuant to the provisions of this Agreement and either party makes a written demand upon Escrow Agent, by registered or certified mail (return receipt optional), Federal Express or other reputable national overnight delivery service, for the payment of the Earnest Money, then Escrow Agent shall give written notice in accordance with the provisions hereof to the other party of the receipt of such demand. If Escrow Agent does not receive a written objection from the other party to the proposed payment of the Earnest Money pursuant to the demand within ten (10) days after the delivery of such notice by Escrow Agent, Escrow Agent is hereby authorized to make such payment in accordance with the aforesaid demand. If Escrow Agent receives written abjection from the other party to the proposed payment of the Earnest Money pursuant to the aforesaid demand within such ten (10) day period or if, for any other reason, Escrow Agent in good faith shall elect not to make such payment, Escrow Agent shall continue to hold the Earnest Money until otherwise directed by written instructions from Seller and Purchaser or a final judgment of a court of competent jurisdiction. Escrow Agent, however, shall have the right at any time to deposit the Earnest Money with the clerk of any court of competent jurisdiction in the state where the Property is located, and Escrow Agent shall give written notice of such deposit to the Seller and the Purchaser, and upon such deposit being made, Escrow Agent shall be discharged from all obligations and responsibilities hereunder. The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent may act upon any writing believed by it in good faith to be genuine and to be signed and presented by the proper person, and that Escrow Agent shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, in willful disregard of this Agreement or involving gross negligence. Escrow Agent shall have no duties or responsibilities relating to escrow except as set forth in this paragraph. Escrow Agent shall not be bound by any modification of the Agreement unless the same is in writing and signed by the Purchaser and Seller and if Escrow Agent's duties hereunder are affected, unless Escrow Agent shall have given prior written consent thereto. The Seller and Purchaser hereby jointly and severally indemnify and hold the Escrow Agent harmless from and against all costs, claims and expenses (including reasonable attorney's fees) incurred in connection with the performance by the Escrow Agent of its duties in accordance with the provisions of this Section of this Agreement.

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     4. PURCHASE PRICE. The total purchase price (hereinafter referred to as the
"Purchase Price") for the Property shall be One Million One Hundred Thousand and No/100 Dollars ($1,100,000.00), which shall be paid by the purchaser by cash, wire transfer or certified check at Closing.

     5. DOCUMENTS. Within ten (10) days after the Effective Date hereof, Seller shall provide Purchaser with copies of the following documents reasonably available to Seller:

     (a) Any boundary, topographic or other surveys or plats of the Property and all environmental studies, engineering studies or reports, soil tests or similar reports on the Property, if any;

     (b)  Any title insurance policy or policies on the Property;

     (c) A true and complete copy of all Service Agreements (hereafter defined) (including, but not limited to any landscaping contract, dumpster contract and/or janitorial contract) for the Property including all amendment thereto;

     (d) Copies of all as-built construction, architectural and engineering drawings of the Property or any portion thereof;

     (e) Copies of any documents relating to any obligations which have been incurred directly or indirectly by the Property's owner for which a new owner would be responsible or must comply with, including, but not limited to any commissions payable after Closing, any real estate management or leasing contracts, including but not limited to, the Personal Property, etc.;

     (f) Tax bills for the Property including, but not limited to, the Personal Property, for year 2006;

     (g) A detailed written description of any current problems with the Property which are known to Seller, such as, building and roof leaks, utility systems and equipment, structural or foundation problems. Additionally, Seller shall provide Purchaser with a written description of any maintenance (excluding routine grounds maintenance), repair, or replacement work, the cost of which was greater than $1,000.00;

     (h) Copies of any and all documentation, if any, relating to any government or municipal codes, regulations or ordinances violation of the Property or its operation, of which Seller has received notice;

     (i) Copies of all documents relating to any notice which Seller has received from government or municipal agency, any utility provider or adjoining land owner, which may have any future impact on the access to the Property or any future impact on utility services for the Property; and

     (j) A list/inventory of all of the Seller's Personal Property associated with the operation of the Property as of the Effective Date, if any.

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     (k)  Current Common Area Maintenance charge list (if any).

     (l) Copies of all environmental reports, studies and assessments performed or rendered with respect to or in connection with the Property or any part thereof (including, without limitation any part of the Building).

     (m) Copies of all insurance policies insuring against hazard or casualty loss currently held by Seller, as insured, with respect to the Property (including, without limitation, with respect to the Building).

     6. INSPECTION PERIOD. Purchaser shall have thirty (30) days after the Effective Date of this Agreement (hereinafter referred to as the "Inspection Period") to make all inspections Purchaser may deem necessary and to determine if the Property is satisfactory for its needs including, but not limited to, all aspects of the operation of the Property and all documents and records relating to the operation of the Property in the Seller's possession or reasonably obtainable by Seller. In the event Purchaser determines within said thirty (30) day Inspection Period that the Property does not meet its needs, or Purchaser is not satisfied in its sole discretion with any of the inspection results, then Purchaser shall so notify Seller in writing prior to the expiration of the Inspection Period and this Agreement may be canceled by Purchaser and, if so canceled, shall be deemed null and void and Purchaser's Earnest Money shall be immediately refunded to Purchaser.

         During the Inspection Period and thereafter if Purchaser does not terminate this Agreement pursuant to the foregoing paragraph, Purchaser and/or Purchaser's agents, employees and/or contractors shall have the right to enter upon the Property during normal business hours with 24~hour prior notice to conduct such inspections, tests and studies as Purchaser may deem necessary, provided:

     (a)  Such inspections, tests and studies shall not damage the Property; and

     (b) Purchaser shall leave the Property in not materially worse condition as it was prior to the entry onto the Property by Purchaser or its agents, employees or contractors or, in the event of any damage to the Property (other than ordinary wear and tear), Purchaser shall immediately repair and restore the Property to its prior condition. Purchaser agrees to indemnify and hold harmless Seller from any loss or damage, including reasonable attorneys' fees, arising out of the inspections, tests or studies that Purchaser, its agents or employees, may conduct pursuant to this Section 6 other than any liability arising out of the discovery by Purchaser and/or its agent or contractor of a latent construction defect or an environmental problem or condition, or the obligation of Purchaser and/or its contractor to warn of or report any latent structural defect or environmental condition to a governmental authority. This indemnity shall survive any early termination of this Agreement and the Closing of the transaction contemplated hereunder.



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     7. TITLE.

     (a) Seller warrants that it has good marketable record fee simple title to the Property subject only to applicable zoning ordinances and regulations, taxes for the current year not yet due and payable, and utility and drainage easements; provided, however, Purchaser shall accept title to the Property subject only to such easements as Purchaser shall reasonably determine will not interfere with the development and operation of the Property as a commercial development. Seller shall, at the closing, convey the Property to Purchaser by general warranty deed, with good and marketable title in fee simple, free and clear of all liens or encumbrances except as set forth above. "Good and marketable title", as used herein, shall mean title which is insurable by a reputable national title insurance company (the "Title Company") at standard rates on the AL T A form then in use in the county where the land lies and with only the exceptions set forth above or which are otherwise acceptable to Purchaser (the "Permitted Exceptions"). The availability of such title insurance shall be conclusive evidence of the marketability of title to the Property, and, conversely, the inability of Purchaser to obtain such policy shall be conclusive evidence that title to the Property is not marketable as required herein.

     (b) Within twenty five (25) days after this Agreement is executed by the parties, Purchaser shall obtain, if available based upon the status of Seller's title, a title insurance commitment (the "Commitment") issued by the Title Company to provide a standard AL TA owner's title insurance policy (the "Title Policy") to Purchaser and shall forward a copy of the Commitment to Seller upon receipt from the Title Company. Approval as to all easements and exceptions which show on the Commitment shall be deemed given five (5) days after Purchaser's receipt of the Commitment unless on or before the 5th day of said period, Purchaser shall give notice to Seller that it disapproves an item or items. In such case, the removal of each item so disapproved shall be a condition to Purchaser's obligation to close. Seller will have ten (10) days from the receipt of such notice within which to take steps to cure such defects. If Seller is unable to cure such defects within said ten-day period, Purchaser shall have the right to terminate this Agreement and receive a prompt refund of Purchaser's Earnest Money and this Agreement shall be void and without further recourse to the parties. In the alternative, Purchaser may elect to accept such title as Seller can deliver to the Property in its then condition and pay the Purchase Price without deduction. At closing, Seller will execute and deliver an affidavit to the effect that to the best of Seller's knowledge, there are no judgments, bankruptcies, liens, leases or other claims of any nature whatsoever against or with respect to the Property or against Seller which would in any way create an encumbrance upon the Property (except for the Permitted Exceptions).

     8. SELLER'S REPRESENTATIONS AND WARRANTIES. To induce Purchaser to enter into this Agreement and to purchase the Property being conveyed hereunder, Seller makes the following representations and warranties, each of which is material and is being relied upon by the Purchaser and all of which Seller represents and warrants are true as of the Effective Date hereof and shall be true as of the Closing Date:

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     (a)  Good and Marketable Title to Property. Seller now has and will have at
          Closing good and indefeasible title in fee simple to the Property and no party, except as herein set forth, has or shall have any right in, or to acquire, the Property;

     (b) Free of Encumbrances. At the Closing, the Property shall be free and clear of all encumbrances except Permitted Encumbrances;

     (c) No Actions or Suits. There are no actions, suits, claims, assessments, or proceedings pending or, to the knowledge of Seller, threatened, that could materially adversely affect the ownership, operation, or maintenance of the Property or Seller's ability to perform hereunder;

     (d) Authority of Seller. Seller has full right, power, and authority to execute, deliver, and perform this Agreement without obtaining any further consents or approvals from, or the taking of any other actions with respect to, any third parties and this Agreement, when executed and delivered by Seller and Purchaser, will constitute the valid and binding agreement of Seller, enforceable against Seller in accordance with its terms;

     (e) Existence of Security Interest. No uncured breach or default, whether declared or not, including, without limitation, nonpayment of any sum or nonperformance of any obligation, exists under, or with regard to, any obligation of Seller that is secured by a lien on the Property;

     (f) No Violation of Applicable Law. The location, construction, occupancy, operation, and use of the Property does not violate any applicable law, statute, ordinance, rule, regulation, order, or determination of any governmental authority or any board of fire underwriters (or other body exercising similar functions), or any restrictive covenant or deed restriction (recorded or otherwise) affecting the Property, including, without limitation, all applicable zoning ordinances and building codes, flood disaster laws, and health and environmental laws and regulations (hereinafter sometimes collectively called "Applicable Laws");

     (g)  Compliance With Environmental Laws.

          (1) Without limiting Section 6.6 above, Seller further represents that (i) none of the Property has ever been used by Seller or, to the best of Seller's knowledge (after due inquiry), by any previous owners, occupants or the current lessees, if any, to generate, manufacture, refine, transport, treat, store, handle or dispose of any Hazardous Substances (as hereinafter defined), and no such Hazardous Substances exist on the Property or any part thereof (including, without limitation, the Building), or in its soil or groundwater; (ii) to the best of Seller's knowledge (after due inquiry), no portion of the Improvements has been constructed with asbestos, asbestos containing materials, urea formaldehyde insulation or any other chemical or substance which


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               has  been  determined  to  be  a  hazard  to  health  and/or  the environment; (iii) to the best of Seller's knowledge, there are no, nor have there been, electrical transformers or other equipment which have di-electric fluid-containing polychlorinated biphenyls (PCBs) located in, on or under the Property; (iv) to the best of Seller's knowledge, the Property has never contained any underground storage tanks; and (v} Seller has not received nor does it have any knowledge of any summons, citation, directive, letter or other communication, oral or written, from any local, state, or federal government agency concerning (a) the existence of Hazardous Substances on the Property or in the
               immediate  vicinity,  (b)  the  releasing,   spilling,   leaking,
               pumping, pouring emitting, emptying, or dumping of Hazardous Substances into the Property or into waters or other lands.

          (2) The term "Hazardous Substances" as used in this Agreement shall mean any hazardous or toxic material, substance, or waste, pollutant or contaminant which is regulated under any statute, law, regulation, rule or ordinance of any local, state, regional, or federal authority having jurisdiction over the Property, or its use, including, but not limited to, any material, substance or waste which is (i) defined as a hazardous substance under any Environmental Laws; (ii) a petroleum hydrocarbon, including crude oil or any fraction thereof and all petroleum products; (iii) polychlorinated biphenyls; (iv) lead; (v) urea formaldehyde; (vi) asbestos; (vii) flammable explosives; (viii) infectious materials; (ix) radioactive materials; or (x) defined or regulated as a hazardous substance under rules or regulations promulgated under any of the foregoing Environmental Laws.

          (3) The term "Environmental Laws" as used in this Agreement shall mean any international, federal, state, or local statute, law, regulation, order, consent, decree, judgment, permit, license, code, covenant, deed restriction, common law, treaty, convention, ordinance, or other requirement relating to public health, safety or the environment, including, without limitation, those relating to releases, discharges or emissions to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use and handling of polychlorinated biphenyls or asbestos, to the disposal, treatment, storage or management of hazardous or solid waste, or Hazardous Substances or crude oil, or any fraction thereof, or to exposure to toxic or hazardous materials, to the handling, transportation, discharge or release of gaseous or liquid Hazardous Substances and any regulation, order, notice or demand issued pursuant to such law, statute or ordinance, in each case applicable to the Property, including, without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Re-Authorization Act of 1986; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments


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               of 1984; the Hazardous Materials  Transportation Act, as amended;
               the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1976; the Safe Drinking Water Act; the Clean Air Act, as amended; the Toxic Substances Control Act of 1976; the Occupational Safety and Health Act of 1977, as amended; the Emergency Planning and Community Right-to-Know Act of 1986; the National Environmental Policy Act of 1975; the Oil Pollution Act of 1990, and any similar or implementing state law, and any state statute and any further amendments to these laws providing for financial responsibility for clean-up or other actions with respect to the release or threatened release of Hazardous Substances or crude oil, or any fraction thereof and all rules and regulations promulgated thereunder.

     (h) No Environmental Permits Required. Seller has not obtained, and is not required to obtain or maintain, and Seller has no knowledge of any reason Purchaser or Seller will be required to obtain or maintain, any permits, licenses, or similar authorizations to construct, occupy, operate, or use the Building, or any improvements, fixtures, and equipment forming a part of the Property by reason of any Environmental Laws;

     (i) No Special Assessments or Other Taxes. There are, and will be, no special taxes or assessments for any improvements, made or installed on the Property prior to the Closing; to the best of Seller's knowledge, all storm and sanitary sewers; the paving of roads and streets; all curbs and gutters; all curb-cuts, all traffic signals; the widening of all roads and streets; and the installation of acceleration, deceleration, and stacking lanes, required by law or the Leases at the time of the Closing have been installed and paid for; in the event that any such item has not been paid for or in the event that any special assessments are now or hereafter imposed, levied, or fixed by reason of the installation of the foregoing, same will be paid by Seller whether or not the same are a lien at the time of closing;

     (j) No Third-Party Contracts. There will be no contracts for services or supplies on account of maintenance or repairs which expressly or impliedly will be binding upon the Purchaser or upon the Property, unless expressly agreed to in writing by Purchaser prior to Closing;

     (k) Sewage Connections. The Property is serviced by the municipal water and the municipal sewer system (including, without limitation, sanitary and stormwater sewer); there are no cesspools or leaching fields contained within or draining or leaching upon or into the Property;

     (l) Utility Connections. All utility lines (including sanitary and storm sewers) enter the Property through public streets or through dedicated rights of way or equivalent servitudes;

     (m) No Zoning Violations. After due inquiry Seller has no knowledge of any zoning, subdivision or building violations or of any action, suit, or proceeding pending or threatened against or affecting the Property or any portion thereof in any court or before or by any federal, state,


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          county, or municipal  department,  commission board, bureau, or agency or other governmental instrumentality;

     (n) No Liens. Seller has and will pay for all labor performed and materials provided or supplied with respect to the Property (including, without limitation, the Building) prior to Closing. In connection therewith Seller agrees to execute such affidavi1s and other evidences as may be required by the Title Company to remove exceptions for mechanic's and materialman's liens from the Commitment and the Title Policy. Further, Seller agrees to indemnify and hold Purchaser harmless in respect to any mechanic's and materialmen's liens against the Property arising out of any work performed or materials furnished by or on Seller's behalf or request on or with respect to the Property;

     (o)  Highways  and  Roads.  The roads  bounding  the  Property  are  public
          highways  under  the   jurisdiction  of  the   appropriate   political
          subdivision;

     (p) No Organized Labor Force. At the time of the Closing, there will be no collective bargaining or union contracts affecting the Property for which Seller is obligated, and there will be no employees of Seller at the Property;

     (q) No Condemnation. To the best of Seller's knowledge, there is no condemnation threatened or pending against the Property, or any part thereof;

     (r) No Structural Deficiencies. To the best of Seller's knowledge at the time of the Closing, there will be no material defects with regard to any of the structural components of the buildings on the Property, the roof and exterior walls are free of leaks, and the electrical, mechanical, plumbing, and HVAC systems are in good working order;

     (s) Viability of Insurance Coverage. Seller has not received any notices from any insurance company of any defects or inadequacies in the Property or any part thereof which would materially and adversely affect the insurability of the Property or the premiums for the insurance thereof, and no notice has been given by any insurance company which has issued a policy with respect to any portion of the Premises or by any board of fire underwriters (or other body exercising similar functions) requesting the performance of any repairs, alterations, or other work which has not been complied with;

     (t) No Parties in Possession. There are no parties in possession of any portion of the Property, whether as lessees, lessees at sufferance, trespassers, or otherwise, except for Lessees and sub-lessees of Lessees, all of whom and which shall have vacated the Property not less than fifteen (15) days prior to Closing;

     (u) Property Not Flood-Prone. The Improvements on the Property are not within any area determined to be flood-prone under the Federal Flood Protection Act of 1973;

     (v) Compliance With Americans With Disabilities Act. The Property (including, without limitation, the Building) is in compliance with, and Seller is not in violation of or subject to, (i) any existing, pending, or threatened investigation or inquiry by any governmental authority arising from, related to, or in connection with one or more actual or alleged violation(s) of the Americans with Disabilities Act (the "ADA"); or (ii) any remedial obligations under or imposed by the ADA, and these representations and warranties would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions, and circumstances, if any, pertaining to the Property;

     (w) No Material Change in Property. Seller shall immediately notify Purchaser of any material change in respect to the Property (including, without limitation, the Building) or any information heretofore or hereafter furnished to Purchaser with respect to the Property (including, without limitation, the Building).

         None of the representations or warranties of Seller contained in this Agreement and no documents furnished to Purchaser in connection with this Agreement or in connection with the transactions contemplated hereby, contain, or at the Closing will contain, any untrue statement of a material fact necessary to make the statements of fact herein and therein not misleading.

     9. CLOSING AND DELIVERY OF POSSESSION. The closing of the sale and purchase contemplated by this Agreement (hereinafter referred to as the "Closing") shall, subject to the other provisions contained in this Agreement, take place at a time and place selected by Purchaser and on a date selected by Purchaser on or before ninety (90) days following the end of the Inspection Period (hereinafter referred to as the "Closing Date"). Purchaser shall provide the Seller with no les5 than five (5) days prior written notice of the proposed location, date and time of Closing.

         Upon execution and delivery of all of the closing documents including, but not limited to, the original executed deed in recordable form subject only to the Permitted Exceptions, Purchaser shall pay to Seller the balance of the Purchase Price as set forth in this Agreement (subject, however, to the Title Insurer updating title to the Property to confirm the same as subject only to the Permitted Exceptions and recording the Deed within one (1) business day following Closing).

     10. CLOSING DOCUMENTS. At Closing, Seller shall cause to be conveyed to Purchaser, by a general warranty deed, good and marketable, insurable fee simple title to the Property, free and clear of all defects, claims, liens and encumbrances except the Permitted Exceptions. For purposes hereof, "Permitted Exceptions" shall include (i) current city, county and state ad valorem taxes not yet due and payable (which shall be prorated to Closing Date); (ii) any easements, covenants or restrictions of record which apply to the Property as of the Effective Date hereof and have been approved by Purchaser as aforesaid. At Closing, Seller shall also execute and deliver to Purchaser the following:

     (a) An affidavit reasonably satisfactory to the Title Company issuing the Title Policy, in order to delete from the Title Policy to be issued the standard printed exceptions relating to mechanics' liens and parties in possession;

     (b) An affidavit reflecting whether Seller is a foreign or non-foreign person in accordance with the provisions of the Internal Revenue Code and Internal Revenue Service Regulations;

     (c) Proof of cancellation of all agreements affecting the Property which would extend beyond the Closing Date which are not expressly assumed by the Purchaser;

     (d) An affidavit reflecting whether Seller is a resident of South Carolina for purposes of the South Carolina real estate sales withholding laws;

     (e) Such documents of Seller which authorize the sale of the Property to Purchaser and the execution of all closing documents by Seller as are reasonably required by the title insurance company issuing the title insurance policy on the Property to Purchase.

     (f) The original Service Agreements approved and assumed by Purchaser. or if an original is lost or stolen, a certified true copy thereof;

     (g) An Assignment of the existing permits, approvals, licenses, etc. for the Property;

     (h)  A   Certificate   from  the  Seller   certifying   that  the  Seller's
          representations and warranties set forth in Section 8 herein are true and correct as of Closing;

     (i)  A Proration Agreement as described in Paragraph 14 herein;

     (j)  Closing Statement; and

     (k) Such other instruments as are necessary or reasonable to consummate the transactions contemplated by this Agreement, including such documents as are necessary to cause the Title Company to issue the Title Policy on the Property to the Purchaser for no less than the Purchase Price.

     11. EXPENSES. In addition to other provisions for the payment of the expenses contained in this Agreement, Seller shall pay for the deed preparation and deed stamps on the general warranty deed, Seller's attorney's fees and the cost of delivering good and marketable insurable fee simple title to the Property to the Purchaser in accordance with the terms of this Agreement. Purchaser shall pay for the cost of the title examination, the Commitment and Title Insurance, the cost for its boundary surveyor plat, the cost of recordation of the general warranty deed, Purchaser's attorney's fees, loan fees and other fees and expenses incurred by Purchaser in connection with acquiring the Property.

     12. PRORATIONS. Ad valorem taxes and all others items of income and expense in connection with the operation of the Property shall be prorated between Seller and Purchaser as of the Closing Date based upon the best information available. Any expense proration based upon any estimate shall be subsequently readjusted (within thirty (30) days of written demand of either party) upon receipt of the actual bill, pursuant to a proration agreement (the "Proration Agreement") to be executed by the Seller and Purchaser at Closing. Any special assessments or improvement liens which have been certified or which constitute a lien against the Property as of the Closing Date shall be paid by Seller.

         Seller hereby warrants and represents to Purchaser that the Property has not heretofore been designated and assessed for a special use for ad valorem tax purposes, or for roll-back taxes, so that a change in the use of the land by Purchaser would cause the Property to become subject to additional state and local taxes for past years. This provision shall survive Closing.

     13. CONDEMNATION. In the event any portion of the Property shall be taken in an eminent domain proceeding prior to the Closing, or in the event the Seller receives, prior to Closing, written notice of a proposed eminent domain proceeding against the Property, Seller shall promptly notify Purchaser and Purchaser, by notice to Seller within thirty (30) days following Seller's notice, may elect to either terminate this Agreement or continue this Agreement in full force and effect. In the event the Purchaser elects to terminate this Agreement, the Earnest Money shall be immediately refunded to Purchaser. In the event the Purchaser elects to continue this Agreement in full force and effect, the Seller shall at Closing assign to Purchaser all of its rights in and to any such condemnation awards or proceedings.

     14. RISK OF LOSS. The risk of any and all losses to the Property as a result of a casualty from and after the Effective Date hereof but prior to Closing shall be on the Seller. In the event that a "substantial portion" of the Property is damaged by a casualty prior to the Closing Date, Purchaser may elect to terminate this Agreement in which event this Agreement shall thereafter be null, void and of no further effect and the Earnest Money deposit shall be returned to Purchaser; or if Purchaser so elects, Purchaser may purchase the Property in its damaged condition and receive an assignment of Seller's insurance proceeds on the Property. For purposes hereof, a "substantial portion" of the Property shall constitute damage which costs more than Twenty-Five Thousand and 00/100ths ($25,000.00) Dollars to repair.

     15. BROKER. The Seller and Purchaser represent and warrant each to the other that neither the Seller nor the Purchaser has dealt or consulted with any real estate broker in connection with the transaction contemplated by this Agreement other than Laurens C. Nicholson, CCIM, SIOR and Hunter Garrett, CCIM, SIOR of NAI Earle Furman, LLC, to whom the Seller shall pay a commission at Closing in the amount specified in their separate written agreement. Without limiting the effect of the foregoing, Seller hereby agrees to indemnify and hold Purchaser harmless from any claim or demand made by any real estate broker or agent claiming to have dealt or consulted with Seller contrary to the foregoing representation of this Agreement, and the closing of the transaction contemplated hereunder. Similarly, Purchaser hereby agrees to indemnify and hold Seller harmless against any claims or demands made by any real estate broker or agent other than those previously described herein claiming to have dealt or consulted with Purchaser contrary to the foregoing representation of this Agreement and the closing of the transaction contemplated hereunder.

     16. DEFAULT, CURE AND REMEDIES.

     (a) Default By Seller. In the event Seller shall fail to timely perform or comply with any covenant, agreement, representation, warranty or condition contained in this Agreement for any reason other than

          Purchaser's default, and such default is not cured within ten (10) days of written demand by the Purchaser, then Purchaser, at its option, may: (i) terminate this Agreement and receive a full refund of its Earnest Money deposit and all costs reasonably incurred by Purchaser with respect to due diligence in inspecting the Property (including, without limitation, fees and costs of its attorneys); or
          (ii) proceed at law or in equity to enforce the Purchaser's rights under this Agreement including, but not limited to, the right of specific performance and/or seek damages.

     (b) Default by Purchaser. In the event Purchaser shall fail to perform or comply with any covenant, agreement or condition contained in this Agreement for any reason other than Seller's default and such default is not cured within ten (10) days of written demand by the Seller, then Seller, at its option, may: (i) terminate this Agreement and receive the Earnest Money as agreed liquidated damages and in full settlement of any claims which Seller may have against Purchaser, it being expressly agreed that the actual amount of Seller's damages will be difficult to ascertain and therefore, said Earnest Money is a fair measure of the Seller's damages. In such event, all rights and liabilities under this Agreement shall terminate and be null and void upon the payment of the Earnest Money deposit to Seller.

     (c) Waiver. Failure of the non-defaulting party to give notice of an uncured default shall not constitute waiver of such default unless 50 stated in writing by the non-defaulting party.

     (d) Attorney's Fees and Costs. If any litigation shall be instituted for the purpose of enforcing or interpreting any of the provisions of this Agreement, the prevailing party, as determined by the Court having jurisdiction thereof, shall be entitled to recover, in addition to all other relief, an amount equal to all costs and expenses incurred in connection therewith, including, without limitation, reasonable legal expenses (including but not necessarily limited to reasonable fees for services of attorneys) at the trial level and in connection with all appellate proceedings.

     17. TIME. Time is of the essence with respect to each and every provision of this Agreement. However, any time period provided for herein which shall end on a Saturday, Sunday or legal holiday, shall extend to 5:00 P.M. of the next full business day.

     18. NOTICES. Whenever notice is required or permitted under the terms of this Agreement, it shall be in writing and (a) personally delivered or (b) sent postage or delivery charges prepaid either (i) by United States mail, certified, return receipt requested, in which case notice shall be deemed to occur on the certified date of delivery or rejection of delivery or (ii) by any recognized express delivery service which provides evidence of delivery, in which case notice shall be deemed to occur on the date of delivery, or (iii) by facsimile transmission during normal business hours on a business day evidenced by written confirmation that the transmission was received [provided that such telecopier notice is also promptly followed by one of the procedures set forth in (i), (ii) or (iii), in which case notice shall be deemed to occur on the date of facsimile transmission].

         All notices or other communications provided for herein shall be in writing and shall be delivered in accordance with the terms hereof to the parties at the following addresses:

         If to the Seller:                  Hunter Garrett, CCIM, SICR
         -----------------                  NAI Earle Furman, LLC
                                            101 E. Washington Street
                                            Suite 400
                                            Greenville, SC 29601

         If to the Purchaser:               W.C. "Chip" Lyerly, III
         --------------------               First South Bank
                                            1333 Main Street, Suite 220
                                            Columbia, SC 29211-1509

         If to Purchaser:                   Laurens C. Nicholson, CCIM, SIOR
         ----------------                   NAI Earle Furman, LLC
                                            101 E. Washington Street
                                            Suite 400
                                            Greenville, SC 29601

         If to the Escrow Agent:            NAI Earle Furman, LLC
         -----------------------            101 E. Washington Street
                                            Suite 400
                                            Greenville, SC 29601
                                            Telephone:  (864) 232-9040
                                            Fax:  (864) 235-4300

         Legal counsel for a party may provide or deliver a notice on behalf of such party. Any party wishing to change its address or the name of the person to whom notices should be delivered from that set forth above may do so in accordance with the notice provisions set forth in this Section.

     19. MARKETING OF PROPERTY. As long as this Agreement is in effect, Seller shall not market the Property for sale or enter into any "back-up" contract for the sale of the Property or any portion thereof.

     20. MISCELLANEOUS PROVISIONS.

     (a) Time for Acceptance. If this Agreement is not executed by Seller and a fully executed original thereof returned to the Purchaser on or before the 24th day of November, 2006 the terms of this Agreement shall be null and void, at the Purchaser's option, upon written notice to the Seller.

     (b) Counterparts. Any number of counterparts of this Agreement may be signed and delivered, each of which shall be considered an original and all of which, together, shall constitute one and the same instrument.

     (c) Choice of Law. This Agreement is to be governed by, enforced and construed in accordance with the laws of the State of South Carolina.

     (d) Assignment. The Agreement is not assignable by Purchaser without the express written consent of Seller which shall not be unreasonably withheld, conditioned or delayed.

     (e) Successors and Assigns. This Agreement and the terms, provisions, agreements, covenants, conditions, warranties and representations contained herein, shall be binding upon, and inure to the benefit of, the parties hereto, their respective heirs, legal representatives, successors and assigns.. This Agreement including the Exhibits hereto contains the entire agreement between Seller and Purchaser with respect to the subject matter hereof and cannot be varied or modified except by written instrument signed by both parties hereto. The parties further agree that there are no other written or oral agreements, understandings, representations, or warranties which have not been expressly set forth herein.

     (f) Waiver. No waiver hereunder of any condition or breach shall be deemed to be a continuing waiver or a waiver of a subsequent breach.

     (g) Headings. Headings used hereunder are for convenience only and do not constitute a substantive part of this Agreement, nor limit the matters set forth under any heading reference.

     (h) Survival of Agreement. The warranties and representations made herein shall survive the Closing hereof and shall not merge with the delivery of the deed for the Property and all related documents.

     (i) Invalid Provisions. In the event anyone or more provisions contained in this Agreement shall be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement.

     (j) Interpretation Presumption. The parties represent and warrant to one another that each has, by counselor otherwise, actively participated in the finalization of this Agreement, and in the event of a dispute concerning the interpretation of this Agreement, each party hereby waives the doctrine that an ambiguity should be interpreted against the party which has drafted the document.

     21. DISCLOSURE. Seller is aware and understands that Laurens C. Nicholson is a South Carolina licensed real estate broker (but not Seller's agent), and represents the Purchaser in this transaction. Furthermore Seller, by execution hereof gives its informed consent for Laurens C. Nicholson's involvement as a designated agent.

IN TESTIMONY WHEREOF, witness the signatures of the parties hereto.

In the presence of:


WITNESSES:                            PURCHASER:  First South Bank


s/                                    s/
-----------------------------         ------------------------------------------

s/                                    Print Name: W. C. Lyerly, III
-----------------------------                     ------------------------------

                                      Date of Execution: 11/21/06
                                                        ------------------------



WITNESSES:                            SELLER:  Church at Hampton, LLC c/o
                                      Charles B. Stone


s/                                    s/
-----------------------------         ------------------------------------------

s/                                    Print Name: Charles B. Stone
-----------------------------                     ------------------------------

                                      Date of Execution: 11/22/06
                                                         -----------------------









THIS IS A LEGALLY BINDING CONTRACT, IF NOT COMPLETELY UNDERSTOOD, WE RECOMMEND YOU SEEK COMPETENT ADVICE FROM YOUR ATTORNEY.

                              [Attachments Omitted]



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